At RFMD
Doug DeLieto
VP, Investor Relations
336-678-7088

FOR IMMEDIATE RELEASE
November 5, 2012

RF MICRO DEVICES® TO ACCELERATE GROWTH IN ENTRY-LEVEL SMARTPHONE SEGMENT THROUGH ACQUISITION OF AMALFI SEMICONDUCTOR

GREENSBORO, N.C., November 5, 2012 -- RF Micro Devices, Inc.(Nasdaq:RFMD), a global leader in the design and manufacture of high-performance radio frequency components, announced today a definitive agreement to acquire Amalfi Semiconductor (Amalfi), a leading fabless semiconductor company specializing in cost effective, high performance RF and mixed-signal ICs for the rapidly growing entry-level smartphone market.

RFMD intends to significantly accelerate the market adoption of Amalfi's RF CMOS and mixed-signal ICs by combining Amalfi's targeted product portfolio and proprietary RF CMOS and mixed-signal expertise with RFMD's deep customer relationships, broad product portfolio, extensive in-house manufacturing scale, and robust global supply chain.

Bob Bruggeworth, president and CEO of RFMD, said, “The acquisition of Amalfi is consistent with RFMD's strategy of matching the most appropriate process technology to each customer's performance and cost requirements. Amalfi's proprietary RF and mixed-signal expertise in RF CMOS are a great fit for RFMD and a strong addition to our long-term technology strategy. RFMD gives Amalfi the global presence, market credibility, manufacturing scale, and blue--chip customer access to take their business to the next phase of growth.”

Mark Foley, CEO and president of Amalfi, said, "The addition of Amalfi's RF CMOS PA technology with RFMD's market leadership and significant resources is a powerful combination. We expect the acquisition will accelerate the delivery of new disruptive RF CMOS power amplifiers to the cost-driven entry-level smartphone market. We are excited to be part of the RFMD team."

Under the terms of the agreement, RFMD will acquire Amalfi with cash on hand for total consideration of approximately $47.5 million, net of cash received. RFMD expects to achieve immediate product and cost synergies and anticipates the transaction will be accretive to RFMD's P&L within two quarters.

Conference Call

RFMD will hold a conference call to discuss the acquisition this morning at 8:30 am ET. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under “Investors”). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering passcode 4574423.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices'business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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